Careview Communications, Inc. 8-K

Exhibit 10.04

TRADEMARK SECURITY AGREEMENT

WHEREAS, CAREVIEW COMMUNICATIONS, INC., a Texas corporation (herein referred to as “Grantor”), having an address at 405 State Highway 121 Bypass, Suite B-240, Lewisville, Texas 75067, (1) has adopted, used and is using, or (2) has intended to use and filed an application indicating that intention, but has not yet filed an allegation of use under Section l(c) or l(d) of the Trademark Act, or (3) has filed an application based on an intention to use and has since used and has filed an allegation of use under Section l(c) or l(d) of the Trademark Act, the trademarks, trade names, trade styles and service marks listed on the annexed Schedule 1-A, which trademarks, trade names, trade styles and service marks are registered, or for which applications for registration have been filed in the United States Patent and Trademark Office (the “Trademarks”); and

WHEREAS, the Grantor has entered into a Guarantee and Collateral Agreement, dated as of June 26, 2015 (said Guarantee and Collateral Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”; capitalized terms used but not otherwise defined herein having the meaning assigned to them in the Guarantee and Collateral Agreement) in favor of the Agent, for itself and the Lender party to the Credit Agreement ( the “Secured Creditors”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor has granted to the Secured Creditors a security interest in all right, title and interest of the Grantor in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the goodwill of the business symbolized by the Trademarks and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Grantor, and all reissues, extensions or renewals thereof, all Trademark licenses and all proceeds of all of the foregoing, including, without limitation, any claims by Grantor against third parties for infringement thereof, to secure the payment and performance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record:

Section 1.           Grant of Security Interest in Trademarks. Each Grantor hereby grants to the Agent a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether owned or existing or hereafter acquired or arising and wherever located (collectively, the “Trademark Collateral”):

(i)         all United States, State and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, but not limited to, the registrations and applications referred to in Schedule 1-A hereto (as such schedule may be amended or supplemented from time to time),

(ii) the goodwill of the business symbolized thereby,

(iii) all rights corresponding thereto throughout the world,

(iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill,

(v) all licenses, claims, damages, and proceeds of suit arising therefrom, and

(vi) all payments and rights to payments arising out of the sale, lease, license assignment or other disposition thereof;

provided that the security interest granted under Section 2 hereof shall not attach to, and the term “Trademark Collateral” shall not include any applications for trademark filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b), only to the extent that the grant of a security interest therein would result in the abandonment, invalidation or unenforceability of the trademarks matured from such application or rights hereunder and only until evidence of the use of such trademarks in commerce, as defined in 15 U.S.C. Section 1127, is submitted to, and accepted by, the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(c) or 1(d), following which filing all such applications shall automatically become Trademark Collateral.

Section 2.           Security Agreement The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Agent pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral made and granted hereby are supplemental of, and more fully set forth in, the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Trademark Security Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 3.          Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in such Grantor’s reasonable business judgment in connection with their Trademarks subject to a security interest hereunder.

Section 4.           GOVERNING LAW THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.           Counterparts. This Trademark Security Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Trademark Security Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Trademark Security Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of such Trademark Security Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Grantor has duly executed or caused this Trademark Security Agreement to be duly executed as of the date first set forth above.

CAREVIEW COMMUNICATIONS, INC.
a Texas corporation

By:	/s/ Steven Johnson
Name: Steven Johnson
Title: President and CEO

Schedule 1-A to the TRADEMARK SECURITY AGREEMENT

Trademark	Application or Registration Date	Application Serial No. or Registration No.
NetView	June 16, 2009	77377234
MovieView	June 16, 2009	77377223
BabyView	June 16, 2009	77377209
PatientView	June 16, 2009	77377200
FacilityView	May 26, 2009	77308398
SecureView	May 26, 2009	77308365
NurseView	January 26, 2010	77308303
PhysicianView	May 26, 2009	77308283
Virtual Bed Rails	May 15, 2012	85296883
CareView System	October 2, 2012	85298202
CareView Communications & Design	November 13, 2012	85298239
EquipmentView	October 2, 2012	85298243
SitterView	April 2, 2013	85509600
View Products	February 26, 2013	85607044
Virtual Chair Rails	April 2, 2013	85607063
CareView Networks	Jun. 25, 2013	85298241
ProcedureView		85298248
Bedview	May 07, 2013	85607074
GuestView	Oct. 01, 2013	85689134
CareView	Sep. 17, 2013	85689162
See The Possibilities	Nov. 05, 2013	85689183
See The Possibilities	Oct. 15, 2013	85689193
See The Possibilities	Oct. 22, 2013	85689206
See The Possibilities	Oct. 22, 2013	85689217
NICUView	May 21, 2013	85729701
SerenityView	Oct. 15, 2013	85826803